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                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of TRO Learning, Inc. on Form S-8 (File No. 333-30963 and 333-61721) and on Form S-3 (File No. 333-44617) of our report dated December 3, 1998, on our audits of the consolidated financial statements and financial statement schedule of TRO Learning, Inc., as of October 31, 1998 and 1997, and for the years ended October 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
December 3, 1998